Registration No.  33-65714


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------

                           POST-EFFECTIVE AMENDMENT NO. 1
                                        TO
                                     FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                                 -----------------

                        FURNITURE BRANDS INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)


                Delaware                                   43-0337683
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)

     101 South Hanley Road, St. Louis, Missouri               63105
     (Address of principal executive offices)              (Zip Code)

                          FURNITURE BRANDS INTERNATIONAL, INC.
                                1992 STOCK OPTION PLAN
                               (Full title of the plan)

                               ------------------------

                           Lynn Chipperfield, General Counsel
                          Furniture Brands International, Inc.
                                  101 South Hanley Road
                               St. Louis, Missouri  63105
                        (Name and address of agent for service)

                                     314-863-1100
            (Telephone number, including area code, of agent for service)
                                    --------------

                          CALCULATION OF REGISTRATION FEE
     ----------------------------------------------------------------------
     Title of       Amount      Proposed        Proposed       Amount of
     securities     to be       maximum         maximum        registration
     to be          registered  offering price  aggregate      fee
     registered                 per share*      offering price*
     ---------------------------------------------------------------------
     Common Stock   1,000,000   $12.00          $12,250,000     $3712.12
     (No par value) shares
     ---------------------------------------------------------------------
     *For the purpose of computing the registration fee only. Pursuant to Rule 457(c), the average of the high and low prices, as reported on the New York Stock Exchange on December 6, 1996.



     Item 3.  Incorporation of Certain Documents By Reference

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A-1 filed February 22, 1996;

          2. The Company's quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          3. Current Report on Form 8-K filed January 12, 1996, as amended by Form 8-K/A-1 filed January 16, 1996 and Form 8-K/A-2 filed February 1, 1996; Current Report on Form 8-K filed January 31, 1996 and Current Report on Form 8-K filed October 18, 1996; and

          4. The description of Furniture Brands Common Stock contained in its Form 8 registration statement filed with the Commission on June 29, 1992.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities

          Not applicable.

     Item 5.  Interest of Named Experts and Counsel

          The validity of the Furniture Brands Common Stock offered hereby is being passed on for the Company by Lynn Chipperfield, General Counsel of the Company. As of December 1, 1996, Mr. Chipperfield is the beneficial owner of 1000 shares of Common Stock and has options to purchase 95,000 shares, 44,000 of which are currently exercisable.

     Item 6.  Indemnification of Directors and Officers

          Section 145 ("Section 145") of the Delaware General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          The Company's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 and also permit the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provision of the By-laws. The Company maintains such insurance.

          Certain of the directors and former directors of the Company have entered into and are the beneficiaries of indemnification agreements with the Company. These agreements provide indemnity protection for such persons which is substantially the same as that authorized by the Delaware General Corporation Law and provided for in the Company's By-laws.

     Item 7. Exemption from Registration Claimed

          Not applicable.



     Item 8.  Exhibits

          4(a) Furniture Brands International, Inc.'s Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3(a) to Furniture Brands International Inc.'s report on Form 10-Q for the quarter ended September 30, 1996).

          4(b) By-Laws of Furniture Brands International, Inc. Revised and Amended to April 23, 1996 (Incorporated by reference to Exhibit 3(b) to Furniture Brands International, Inc.'s report on Form 10-Q for the quarter ended September 30, 1996).

          4(c) Furniture Brands International, Inc.'s 1992 Stock Option Plan, as amended.

          5 Opinion of Lynn Chipperfield, General Counsel of Furniture Brands International, Inc., as to the legality of the securities to be registered including his consent.

          23(a)    Consents of KPMG Peat Marwick LLP.

          23(b)    Consent of Lynn Chipperfield (included in Exhibit No. 5)

          24       Power of Attorney

     Item 9.  Undertakings

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 13th day of December, 1996.


                                   Furniture Brands International, Inc.



                              By:  Wilbert G. Holliman, Jr.
                                   ------------------------------
                                   Wilbert G. Holliman, Jr.
                                   President


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on December 13, 1996.

          Signature                                 Title
          ---------                                 -----


     Wilbert G. Holliman, Jr.                President and Director
     ------------------------                (Principal Executive Officer)
     (Wilbert G. Holliman, Jr.)


     Leon D. Black*                           Director
     ------------------------
     (Leon  D. Black)


     Michael S. Gross*                        Director
     ------------------------
     (Michael S. Gross)


     John J. Hannan*                          Director
     -----------------------
     (John J. Hannan)


     Joshua J. Harris*                        Director
     -----------------------
     Joshua J. Harris


     Bruce A. Karsh*                          Director
     -----------------------
     (Bruce A. Karsh)


     John J. Kissick*                          Director
     -----------------------
     (John J. Kissick)


     Donald E. Lasater*                        Director
     -----------------------
     (Donald E. Lasater)


     Lee M. Liberman*                          Director
     -----------------------
     (Lee M. Liberman)


     Richard B. Loynd*                         Director
     -----------------------
     (Richard B. Loynd)


     Marc J. Rowan*                            Director
     -----------------------
     (Marc J. Rowan)


     John J. Ryan III*                         Director
     -----------------------
     (John J. Ryan III)


     Michael D. Weiner*                        Director
     -----------------------
     (Michael D. Weiner)


     David P. Howard                          Vice President and Treasurer
     -----------------------                  (Principal Financial Officer)
     (David P. Howard)


     Steven W. Alstadt                       Controller
     -----------------------                 (Principal Accounting Officer)
     (Steven W. Alstadt)


          *This Post-Effective Amendment No. 1 to this Registration Statement is hereby signed on behalf of each of the persons so designated by the undersigned pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to this Registration Statement.



                                   Lynn Chipperfield
                                   --------------------------
                                   Lynn Chipperfield
                                   Attorney-in-Fact